WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Andrew Basile
(302) 504-9857; abasile@wsfsbank.com
April 23, 2026	Media Contact: Connor Peoples
(215) 864-5645; cpeoples@wsfsbank.com

WSFS REPORTS 1Q 2026 EPS OF $1.64 AND ROA OF 1.61%
STRONG YEAR OVER YEAR DEPOSIT AND FEE GROWTH
BOARD APPROVED 18% DIVIDEND INCREASE, NEW 15% BUYBACK AUTHORIZATION

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the first quarter of 2026.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	1Q 2026	4Q 2025	1Q 2025
Net interest income	$185.1	$187.4	$175.2
Fee revenue	90.1	84.5	80.9
Total net revenue	275.3	271.9	256.1
(Recovery of) provision for credit losses	(2.0)	12.7	17.4
Noninterest expense	162.8	162.0	151.8
Net income attributable to WSFS	86.8	72.7	65.9
Pre-provision net revenue (PPNR)(1)	112.5	109.9	104.3
Earnings per share (EPS) (diluted)	1.64	1.34	1.12
Return on average assets (ROA) (a)	1.61%	1.33%	1.29%
Return on average equity (ROE) (a)	12.7	10.5	10.1
Fee revenue as % of total net revenue	32.7	31.0	31.5
Efficiency ratio	59.0	59.5	59.2
See “Notes”
GAAP results for the periods shown include items that are excluded from core results. Below is a summary of the financial effects of these items. In 1Q 2026, these items include restructuring expenses related to a loss on a property sale and a write-down of held-for-sale real estate. For additional detail, refer to the Non-GAAP Reconciliation in the back of this earnings release.

	1Q 2026		4Q 2025		1Q 2025
(Dollars in millions, except per share data)	Total (pre-tax)	Per share (pre-tax)	Total (pre-tax)	Per share (pre-tax)	Total (pre-tax)	Per share (pre-tax)
Fee revenue	$—	$—	$(5.6)	$(0.10)	$—	$—
Noninterest expense	2.9	0.05	1.1	0.02	0.3	0.01
Income tax impacts	(0.6)	(0.01)	(1.6)	(0.03)	(0.1)	—
(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) (recovery of) provision for credit losses. For a reconciliation of this and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
CEO Commentary and Highlights
Rodger Levenson, Chairman, CEO and President, said, "WSFS performed very well in the first quarter as reflected by a 49% year-over-year increase in core EPS(2). Our results included robust deposit growth, solid C&I loan fundings, and strong performance in our Wealth and Trust segment, which delivered double-digit year-over-year fee revenue growth. Additionally, we continued to execute our capital return framework through dividends and share repurchases. We look forward to building on this momentum as we optimize ongoing franchise investments and grow market share across our diversified businesses."
Overall highlights included:
•Core EPS of $1.68 increased 17% and core ROA(2) of 1.65% increased 23bps compared to 4Q 2025.
◦Excluding a previously disclosed $15.7 million loan recovery, core EPS(2) was $1.45 and core ROA(2) was 1.43%.
•Wealth and Trust continued to deliver double-digit fee growth, increasing 25% year-over-year.
◦WSFS Institutional Services® increased 46% and The Bryn Mawr Trust Company of Delaware (BMT of DE) increased 27%.
•Client deposits grew 5% quarter-over-quarter with strong noninterest demand growth of 14% primarily driven by Trust and Commercial.
•C&I loans grew 2% quarter-over-quarter driven by strong fundings.
•The Board approved an 18% increase in the quarterly cash dividend to $0.20 per share, along with an additional share repurchase authorization of 15% of our outstanding shares as of March 31, 2026.
•Repurchased $85.0 million of common stock (2.5% of outstanding shares(3)) and paid quarterly dividends of $9.0 million, for a total capital return of $94.0 million.

(2) As used in this press release, core EPS, core ROA, core EPS excluding loan recovery, and core ROA excluding loan recovery are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(3) 1Q 2026 repurchases represent 2.5% of outstanding shares as of December 31, 2025.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
First Quarter 2026 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at March 31, 2026 compared to December 31, 2025 and March 31, 2025:

Loans and Leases
(Dollars in millions)	March 31, 2026		December 31, 2025		March 31, 2025
Commercial & industrial (C&I)(4)	$4,849	37%	$4,766	36%	$4,651	36%
Commercial mortgage	3,882	30	3,916	30	3,982	31
Construction	1,034	7	1,024	7	869	6
Commercial small business leases	588	4	603	5	636	5
Total commercial loans and leases	10,353	78	10,309	78	10,138	78
Residential mortgage	1,127	9	1,120	9	992	8
Consumer	1,854	14	1,894	14	2,033	16
Gross loans and leases	13,334	101%	13,323	101%	13,163	102%
Allowance for Credit Losses (ACL)	(180)	(1)	(179)	(1)	(188)	(2)
Net loans and leases	$13,154	100%	$13,144	100%	$12,975	100%
At March 31, 2026, WSFS’ gross loan and lease portfolio increased $10.6 million, or less than 1%, when compared with December 31, 2025. C&I fundings remained strong, resulting in growth of 2% (not annualized), which included 4% growth in Small Business Banking(5). This growth reflects our continued investment in talent and product offerings, enhancing our ability to win market share and more effectively compete for a broader set of clients. Despite seasonal trends, residential mortgage and home equity generated strong originations and delivered over 1% combined growth. The strong funding momentum was partially offset by elevated payoff and paydown activity in commercial mortgage and residential mortgage as well as the continued runoff of Spring EQ loans.
Gross loans and leases at March 31, 2026 increased 1% when compared with March 31, 2025. Excluding the impacts from the sale of the Upstart portfolio and runoff of Spring EQ, gross loans and leases increased 4%. C&I fundings more than doubled year-over-year, resulting in growth of 4%, while construction loans (19%), residential mortgage (14%), and WSFS-originated consumer loans (15%) also grew. These increases were partially offset by declines in commercial mortgage (3%) and commercial small business leases (8%).

(4) Includes owner-occupied real estate.
(5) Includes Business Banking and Small Business Administration (SBA) loans

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
The following table summarizes client deposit balances and composition at March 31, 2026 compared to December 31, 2025 and March 31, 2025:

Client Deposits
(Dollars in millions)	March 31, 2026		December 31, 2025		March 31, 2025
Noninterest demand	$6,372	34%	$5,577	32%	$4,947	29%
Interest-bearing demand	2,848	15	2,884	16	2,882	17
Savings	1,418	8	1,410	8	1,463	9
Money market	5,909	33	5,762	33	5,487	33
Total core deposits	16,547	90	15,633	89	14,779	88
Time deposits	1,921	10	2,009	11	2,100	12
Total client deposits	$18,468	100%	$17,642	100%	$16,879	100%
Total client deposits increased $826.0 million, or 5% (not annualized), when compared with December 31, 2025. Noninterest demand increased 14%, driven by growth in Trust and Commercial, and comprises 34% of total client deposits. Money market grew 3%, while time deposits decreased 4%. End of period deposit balances reflect elevated activity by clients within Trust and Commercial. While some of these transactional deposits are short-term, we continue to see strong deposit growth across our franchise.
Total client deposits increased $1.6 billion, or 9% from March 31, 2025. Noninterest demand grew 29%, driven by Trust and Commercial. Money market grew 8%, driven by Consumer, Trust, and Private Wealth Management, while time deposits decreased 8% as we continued to manage our deposit pricing.
The deposit base remains well-diversified, with 53% of quarterly average client deposits coming from the Commercial, Small Business Banking, and Wealth and Trust businesses. No- and low-cost deposit accounts(6) represented 57% of average total client deposits with a weighted average cost of 28bps for the quarter. The loan-to-deposit ratio(7) was 71% at March 31, 2026, providing capacity to fund ongoing loan growth.

(6) Includes noninterest demand, interest-bearing demand, and savings deposit accounts.
(7) Ratio of net loans and leases to total client deposits.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Net interest income before purchase accretion	$183.5	$186.0	$173.1
Purchase accounting accretion	1.6	1.4	2.1
Net interest income	$185.1	$187.4	$175.2

Net interest margin before purchase accretion	3.80%	3.80%	3.83%
Purchase accounting accretion	0.03	0.03	0.05
Net interest margin	3.83%	3.83%	3.88%
Net interest income decreased $2.2 million, or 1% (not annualized), compared to 4Q 2025, primarily driven by lower loan yields and higher interest expense on debt, partially offset by lower deposit costs and higher average loan balances.
Net interest income increased $9.9 million, or 6%, compared to 1Q 2025, primarily driven by higher cash balances from growth in deposits, lower deposit costs, and higher average loan balances. The increase was partially offset by lower loan yields.
Total loan yields were 6.27%, a decrease of 13bps when compared to 4Q 2025 and a decrease of 40bps when compared to 1Q 2025. The quarter-over-quarter and year-over-year decreases were primarily driven by the impact of interest rate cuts.
Total client deposit costs were 1.33% and interest-bearing deposit costs were 2.01%, decreases of 12bps and 16bps, respectively, compared to 4Q 2025. Total client deposit costs decreased 38bps and interest-bearing deposit costs decreased 42bps compared to 1Q 2025. The quarter-over-quarter and year-over-year decreases were driven by deposit repricing actions and a continued shift in the mix of deposits, with higher noninterest balances.
Net interest margin of 3.83% was flat compared to 4Q 2025 as lower deposit costs and loan growth were offset by lower loan yields and the higher debt expense noted above. Net interest margin decreased 5bps from 1Q 2025 primarily due to the impact of the three interest rate cuts that occurred in 2025.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Asset Quality

(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Problem assets(8)	$503.9	$535.9	$683.7
Delinquencies (n)	100.7	168.4	147.7
Nonperforming assets (n)	87.8	72.1	116.9
Net (recoveries) charge-offs on loans and leases	(3.5)	15.2	24.6
Total net credit costs (q)	0.2	12.0	17.6
Problem assets to total Tier 1 capital plus ACL on loans and leases	20.71%	21.98%	27.83%
Classified assets to total Tier 1 capital plus ACL on loans and leases	17.19	17.59	20.80
Ratio of nonperforming assets to total assets (n)	0.40	0.34	0.57
Delinquencies (n) to gross loans (i)	0.76	1.27	1.13
Ratio of quarterly net (recoveries) charge-offs to average gross loans	(0.11)	0.46	0.76
Ratio of allowance for credit losses to total loans and leases (p)	1.36	1.36	1.43
Ratio of allowance for credit losses to nonaccruing loans (n)	240	250	168
See “Notes”
Problem assets continued to trend downward, with a decrease of $32.0 million compared to December 31, 2025, largely driven by payoffs. Delinquencies decreased $67.7 million, or 51bps of gross loans, compared to December 31, 2025, driven by a significant reduction in commercial mortgage delinquencies. Problem assets decreased 26% and delinquencies decreased 32% compared to March 31, 2025.
Nonperforming assets (NPAs) increased $15.7 million, or 6bps of total assets compared to December 31, 2025. The increase in NPAs was primarily driven by a C&I loan of $11.2 million and a multifamily loan of $6.6 million, both of which are well-secured. NPAs are down 25% compared to March 31, 2025.
During the quarter, the Company transferred $12.7 million to other real estate owned related to a nonperforming land development loan.
As previously disclosed in our 2025 Form 10-K, we received payment for loans charged-off in the first quarter of 2025 to a fund invested in office properties, resulting in a recovery of $15.7 million and the payoff of a $2.5 million nonperforming loan. Net recoveries for the quarter were $3.5 million. Excluding the impacts of the recovery, net charge-offs on loans and leases were $12.2 million, a decrease of $2.9 million, or 8bps (annualized) of average gross loans, and total net credit costs increased by $3.9 million when compared to 4Q 2025. The increase in net credit costs was driven by timing-related loan workout costs and higher unfunded commitment reserves as a result of significant new originations.
The ACL on loans and leases was $180.0 million as of March 31, 2026, an increase of $0.4 million when compared to December 31, 2025, and the ACL coverage ratio was flat at 1.36%.

(8) Problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Fee Revenue(9)
Core fee revenue (noninterest income) of $90.1 million was flat compared to 4Q 2025. Wealth and Trust fees increased 9%, driven by double-digit growth in WSFS Institutional Services®, coupled with growth in Private Wealth Management and BMT of DE. This increase was offset by a $1.4 million decline in Cash Connect®, due to lower volume and rates (which was more than offset in noninterest expense), as well as lower income from equity investments and Capital Markets.
Core fee revenue increased $9.2 million, or 11%, compared to 1Q 2025. The increase was driven by broad-based double-digit growth across several businesses, including WSFS Institutional Services®, BMT of DE, Capital Markets, and WSFS Home Lending. These increases were partially offset by a $2.7 million decrease in Cash Connect®, primarily due to the impact of interest rate cuts and lower ATM volumes.
For 1Q 2026, our core fee revenue ratio(9) was 32.7% compared to 32.4% in 4Q 2025 and 31.5% in 1Q 2025. Fee revenue diversification is a differentiator with further growth opportunities expected.

(9) As used in this press release, core fee revenue and core fee revenue ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Noninterest Expense(10)
Core noninterest expense of $159.9 million decreased $1.0 million, or 1% (not annualized), compared to 4Q 2025. The decrease is primarily due to a $2.1 million decline in salaries and benefits driven by the impact of higher performance-based incentives accrued in 4Q 2025, a $1.3 million decline in professional fees and a $1.1 million decline in Cash Connect® external funding costs due to lower rates and volume. These decreases were partially offset by increases from timing-related loan workout costs and higher unfunded commitment reserves as a result of significant new originations.
Core noninterest expense increased $8.4 million, or 6%, compared to 1Q 2025. The increase was primarily driven by a $9.2 million increase in salaries and benefits, driven by the impact of lower incentive payments made in the first quarter of 2025, higher salaries due to annual merit-based increases, and higher medical costs. In addition, loan workout and other credit costs, including unfunded commitment reserves, increased $1.9 million. These increases were partially offset by a $3.3 million decrease in Cash Connect® external funding costs due to lower ATM volume and rates.
Our core efficiency ratio(10) was 58.0% in 1Q 2026, compared to 57.9% in 4Q 2025 and 59.0% in 1Q 2025, reflecting our focus on expense discipline while continuing to invest in the franchise.
Income Taxes
We recorded a $27.6 million income tax provision in 1Q 2026, compared to $24.5 million in 4Q 2025 and $21.1 million in 1Q 2025. These increases were primarily due to higher income before taxes.
The effective tax rate was 24.1% in 1Q 2026 compared to 25.2% in 4Q 2025 and 24.3% in 1Q 2025. The decrease in effective tax rate compared to 4Q 2025 is primarily due to increased federal income tax credits and lower nondeductible expenses.

(10) As used in this press release, core noninterest expense and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Capital Management
As part of our annual capital planning process, the Board of Directors approved an 18% increase in the quarterly cash dividend to $0.20 per share of common stock and an incremental share repurchase authorization of 15% of outstanding shares as of March 31, 2026. The dividend will be paid on May 22, 2026 to stockholders of record as of May 8, 2026. As a result of the incremental authorization, WSFS has 10,123,977 shares, or approximately 19% of outstanding shares as of March 31, 2026, available for repurchase.
Capital ratios remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at March 31, 2026, with a Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 13.91%, Tier 1 leverage ratio of 10.51%, and Total Risk-based capital ratio of 15.66%.
During 1Q 2026, WSFS repurchased 1,319,626 shares of common stock for an aggregate of $85.0 million and paid quarterly cash dividends of $9.0 million. Total capital returns to stockholders through share repurchases and quarterly dividends was $94.0 million.
WSFS’ total stockholders’ equity decreased $14.1 million, or less than 1%, during 1Q 2026. The decrease was primarily due to capital returns to stockholders and an increase in accumulated other comprehensive loss of $8.5 million, driven by market-value decreases on available-for-sale investment securities. These decreases were partially offset by quarterly earnings of $86.8 million.
WSFS’ tangible common equity(11) decreased $10.5 million, or 1% (not annualized), compared to December 31, 2025, primarily due to the reasons described above. WSFS’ common equity to assets ratio decreased 53bps to 12.32% during the quarter. Our tangible common equity to tangible assets ratio(11) decreased 37bps to 8.32% during the quarter.
At March 31, 2026, book value per share was $52.24, an increase of $0.97, or 2% (not annualized), from December 31, 2025, and tangible book value per share(11) was $33.71, an increase of $0.60, or 2% (not annualized), from December 31, 2025. Book value per share increased $5.93, or 13%, and tangible book value per share increased $4.46, or 15%, compared to 1Q 2025.
(11) As used in this press release, tangible common equity, tangible common equity to tangible assets ratio, and tangible book value per share are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth and Trust
The Wealth and Trust segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional Clients.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions, except where otherwise noted)	March 31, 2026	December 31, 2025	March 31, 2025
Net interest income	$27.5	$27.2	$20.3
Provision for credit losses	1.2	1.0	0.8
Fee revenue(12)	50.0	46.2	39.9
Noninterest expense(12)	31.8	32.1	30.0
Pre-tax income	44.5	40.2	29.4
Performance Metrics
WSFS Institutional Services® and BMT of DE fee revenue	$34.2	$31.3	$24.3
Private Wealth Management fee revenue	15.9	15.5	15.1
AUM/AUA (in billions)(13)	97.6	97.4	89.6
Wealth and Trust pre-tax income was $44.5 million, which increased $4.3 million, or 11% (not annualized), compared to 4Q 2025, driven by an increase in fee revenue of $3.9 million, or 8%.
The increase in fee revenue was due to higher assignment, custody, and paying agent fees across WSFS Institutional Services® as well as higher AUM-based fees in Private Wealth Management. Net interest income increased $0.3 million or 1% (not annualized), due to higher noninterest deposit balances in Trust.
Wealth and Trust pre-tax income increased $15.1 million, or 52%, compared to 1Q 2025, driven by increases in fee revenue of $10.2 million, or 25%, and net interest income of $7.2 million, or 36%. These increases were partially offset by an increase in noninterest expense of $1.9 million, or 6%.
The increase in fee revenue was driven by growth in WSFS Institutional Services® and BMT of DE, while the increase in net interest income was due to higher noninterest deposit balances in Trust. The increase in noninterest expense was primarily due to lower incentive payments made in the first quarter of 2025.
AUM/AUA increased by $0.2 billion to $97.6 billion at the end of 1Q 2026, as client inflows outpaced market depreciation and client spend.

(12) Includes intercompany allocation of revenue and expense.
(13) Represents Assets Under Management and Assets Under Administration, in billions.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and smart safes nationwide and supporting ATMs for WSFS Bank Clients.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Net revenue(14)	$19.6	$20.7	$21.5
Noninterest expense(15)	16.7	18.1	19.9
Pre-tax income	3.0	2.6	1.6
Performance Metrics
Average cash managed	$1,251	$1,292	$1,407
Number of serviced non-bank ATMs and smart safes	35,338	35,958	38,214
Net profit margin	15.4%	12.7%	7.4%
ROA	2.38%	2.11%	1.21%
Cash Connect® net profit margin of 15.4% increased 267bps compared to 4Q 2025, and increased 799bps compared to 1Q 2025.
Pre-tax income of $3.0 million in 1Q 2026 increased $0.4 million, or 14% (not annualized), compared to 4Q 2025. Net revenue decreased $1.1 million and noninterest expense decreased $1.4 million compared to 4Q 2025, both driven by lower volume and lower interest rates.
Compared to 1Q 2025, pre-tax income increased $1.5 million, driven by the impact of lower interest rates (lower revenues were more than offset by lower expenses), pricing initiatives (increased revenues), and expense optimization, which more than offset overall ATM volume declines.
Cash Connect® continues to shift its business mix from traditional non-bank ATMs to higher margin products, such as smart safes, which have grown 14% year over year.

(14) Includes intercompany allocation of income and net interest income.
(15) Includes intercompany allocation of expense.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
First Quarter 2026 Earnings Release Conference Call
Management will conduct a conference call to review 1Q 2026 results at 1:00 p.m. Eastern Time (ET) on Friday, April 24, 2026. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and wealth management franchise in the Greater Philadelphia and Delaware region. As of March 31, 2026, WSFS Financial Corporation had $22.1 billion in assets on its balance sheet and $97.6 billion in assets under management and administration. WSFS operates from 114 offices, 87 of which are banking offices, located in Pennsylvania (58), Delaware (38), New Jersey (14), Florida (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management, and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Trust Advisors, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, WSFS Wealth® Management, LLC, WSFS Institutional Services®, and WSFS Mortgage®. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; the credit risk associated with the substantial amount of commercial real estate, commercial and industrial, and construction and land development loans in the Company's loan portfolio; changes in market interest rates, which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio, which could impact market confidence in the Company's operations; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations, and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; the impacts related to or resulting from bank failures and other economic industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the success of the Company's growth plans across our WSFS Bank, Cash Connect® and/or Wealth and Trust segments; the Company's ability to successfully integrate and fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition Client acceptance of the Company's products and services and related Client disintermediation; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's Wealth and Trust business; failure of the financial and/or operational controls of the Company's Cash Connect® and/or Wealth and Trust segments; adverse judgments or other resolution of pending and future legal proceedings, and costs incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given remote working arrangements; any actual or perceived failure or deficiency in the use of artificial intelligence by the Company or third-party vendors or service providers; the Company's ability to recruit and retain key Associates; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes, wildfires and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Clients and loan origination or sales volumes; possible changes in market valuations and/or the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries, and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interactions of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 under the heading “Risk Factors” and in other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended
(Dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025
Interest income:
Interest and fees on loans	$205,243	$212,247	$216,752
Interest on mortgage-backed securities	25,242	24,526	24,745
Interest and dividends on investment securities	2,171	2,170	2,186
Other interest income	16,553	18,256	7,195
	249,209	257,199	250,878
Interest expense:
Interest on deposits	59,497	65,847	71,104
Interest on Federal Home Loan Bank advances	439	980	938
Interest on senior and subordinated debt	2,766	1,520	2,074
Interest on trust preferred borrowings	1,355	1,483	1,523
Interest on other borrowings	16	16	23
	64,073	69,846	75,662
Net interest income	185,136	187,353	175,216
(Recovery of) provision for credit losses	(1,998)	12,669	17,350
Net interest income after (recovery of) provision for credit losses	187,134	174,684	157,866
Noninterest income:
Credit/debit card and ATM income	15,066	16,804	18,743
Investment management and fiduciary revenue	49,127	45,127	39,281
Deposit service charges	6,877	6,972	6,753
Mortgage banking activities, net	2,361	2,127	1,800
Loan and lease fee income	2,002	2,084	1,465
Unrealized loss on equity investment, net	—	(4,057)	—
Other income	14,682	15,464	12,855
	90,115	84,521	80,897
Noninterest expense:
Salaries, benefits and other compensation	91,887	93,548	82,477
Occupancy expense	10,139	8,340	9,893
Equipment expense	13,272	13,501	12,728
Data processing and operations expense	5,011	5,195	4,695
Professional fees	4,118	5,420	4,698
Marketing expense	2,135	2,639	1,695
FDIC expenses	2,634	2,544	2,578
Loss on debt extinguishment	—	1,151	—
Loan workout and other credit costs	2,174	(696)	240
Corporate development expense	57	55	59
Restructuring expense	2,796	(126)	260
Other operating expenses	28,542	30,402	32,472
	162,765	161,973	151,795
Income before taxes	114,484	97,232	86,968
Income tax provision	27,639	24,538	21,101
Net income	86,845	72,694	65,867
Less: Net income (loss) attributable to noncontrolling interest	18	16	(29)
Net income attributable to WSFS	$86,827	$72,678	$65,896
Diluted earnings per share of common stock:	$1.64	$1.34	$1.12
Weighted average shares of common stock outstanding for fully diluted EPS	53,031,912	54,369,944	58,713,452
See “Notes”

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Performance Ratios:
Return on average assets (a)	1.61%	1.33%	1.29%
Return on average equity (a)	12.71	10.51	10.13
Return on average tangible common equity (a)(o)	20.18	16.91	16.91
Net interest margin (a)(b)	3.83	3.83	3.88
Efficiency ratio (c)	59.0	59.5	59.2
Noninterest income as a percentage of total net revenue (b)	32.7	31.0	31.5
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Assets:
Cash and due from banks	$2,067,824	$1,326,339	$693,830
Cash in non-owned ATMs	397,877	363,926	322,520
Investment securities, available-for-sale	3,581,894	3,542,246	3,548,077
Investment securities, held-to-maturity	958,219	968,331	1,006,410
Other investments	43,291	32,524	39,552
Net loans and leases (e)(f)(l)	13,153,815	13,143,600	12,975,323
Goodwill and intangibles	966,388	969,903	983,882
Other assets	937,607	967,207	979,356
Total assets	$22,106,915	$21,314,076	$20,548,950
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$6,371,522	$5,576,598	$4,947,049
Interest-bearing deposits	12,096,966	12,065,890	11,932,012
Total client deposits	18,468,488	17,642,488	16,879,061
Federal Home Loan Bank advances	—	—	51,040
Other borrowings	310,355	302,682	267,052
Other liabilities	614,031	640,831	690,588
Total liabilities	19,392,874	18,586,001	17,887,741
Stockholders’ equity of WSFS	2,724,493	2,738,545	2,671,614
Noncontrolling interest	(10,452)	(10,470)	(10,405)
Total stockholders' equity	2,714,041	2,728,075	2,661,209
Total liabilities and stockholders' equity	$22,106,915	$21,314,076	$20,548,950
Capital Ratios:
Equity to asset ratio	12.32%	12.85%	13.00%
Tangible common equity to tangible asset ratio (o)	8.32	8.69	8.63
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	13.91	13.92	14.10
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	10.51	10.59	11.17
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	13.91	13.92	14.10
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	15.66	15.67	15.89
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (s)(n)	$75,112	$71,898	$111,675
Assets acquired through foreclosure	12,717	200	5,204
Total nonperforming assets	$87,829	$72,098	$116,879
Past due loans (h)(n)	$12,029	$22,416	$11,866
Troubled loans (t)(n)	110,586	144,267	184,122
Allowance for credit losses	182,876	182,500	188,088
Ratio of nonperforming assets to total assets (n)	0.40%	0.34%	0.57%
Ratio of allowance for credit losses to total loans and leases (p)	1.36	1.36	1.43
Ratio of allowance for credit losses to nonaccruing loans (n)	240	250	168
Ratio of quarterly net (recoveries) charge-offs to average gross loans (a)(e)(i)	(0.11)	0.46	0.76
Ratio of year-to-date net (recoveries) charge-offs to average gross loans (a)(e)(i)	(0.11)	0.45	0.76
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans	$4,701,069	$70,169	6.07%	$4,623,319	$72,389	6.23%	$4,598,599	$73,154	6.45%
Commercial real estate loans (r)	4,968,948	76,339	6.23	4,916,393	79,765	6.44	4,881,873	79,095	6.57
Commercial leases	588,782	12,850	8.73	604,445	13,216	8.75	636,912	13,958	8.77
Residential mortgage	1,089,151	14,638	5.38	1,059,006	14,056	5.31	965,624	12,802	5.30
Consumer loans	1,871,601	29,847	6.47	1,896,878	31,498	6.59	2,061,803	36,649	7.21
Loans held for sale	66,760	1,400	8.50	69,230	1,323	7.58	50,929	1,094	8.71
Total loans and leases	13,286,311	205,243	6.27	13,169,271	212,247	6.40	13,195,740	216,752	6.67
Mortgage-backed securities (d)	4,191,264	25,242	2.41	4,136,381	24,526	2.37	4,179,692	24,745	2.37
Investment securities (d)	368,318	2,171	2.72	367,731	2,170	2.66	363,678	2,186	2.74
Other interest-earning assets	1,793,908	16,553	3.74	1,795,895	18,256	4.03	640,424	7,195	4.56
Total interest-earning assets	$19,639,801	$249,209	5.16%	$19,469,278	$257,199	5.25%	$18,379,534	$250,878	5.55%
Allowance for credit losses	(184,109)			(184,484)			(196,480)
Cash and due from banks	175,052			166,442			188,138
Cash in non-owned ATMs	351,909			347,883			379,115
Bank owned life insurance	37,289			36,946			36,202
Other noninterest-earning assets	1,855,211			1,861,713			1,947,736
Total assets	$21,875,153			$21,697,778			$20,734,245
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$2,828,403	$6,055	0.87%	$2,861,099	$7,163	0.99%	$2,854,258	$7,343	1.04%
Savings	1,395,028	1,163	0.34	1,413,087	1,652	0.46	1,457,440	1,596	0.44
Money market	5,817,813	36,876	2.57	5,708,666	38,871	2.70	5,432,622	41,033	3.06
Time deposits	1,962,289	15,403	3.18	2,047,200	18,158	3.52	2,112,467	21,132	4.06
Total interest-bearing client deposits	12,003,533	59,497	2.01	12,030,052	65,844	2.17	11,856,787	71,104	2.43
Brokered deposits	—	—	—	315	3	3.78	—	—	—
Total interest-bearing deposits	12,003,533	59,497	2.01	12,030,367	65,847	2.17	11,856,787	71,104	2.43
Federal Home Loan Bank advances	44,444	439	4.01	86,957	980	4.47	83,818	938	4.54
Trust preferred borrowings	91,055	1,355	6.04	91,001	1,483	6.47	90,854	1,523	6.80
Senior and subordinated debt	196,919	2,766	5.62	159,787	1,520	3.81	206,984	2,074	4.01
Other borrowed funds	21,868	16	0.30	20,846	16	0.30	31,701	23	0.29
Total interest-bearing liabilities	$12,357,819	$64,073	2.10%	$12,388,958	$69,846	2.24%	$12,270,144	$75,662	2.50%
Noninterest-bearing demand deposits	6,105,690			5,955,352			5,040,032
Other noninterest-bearing liabilities	652,541			621,484			797,098
Stockholders’ equity of WSFS	2,769,574			2,742,480			2,637,354
Noncontrolling interest	(10,471)			(10,496)			(10,383)
Total liabilities and equity	$21,875,153			$21,697,778			$20,734,245
Excess of interest-earning assets over interest-bearing liabilities	$7,281,982			$7,080,320			$6,109,390
Net interest and dividend income		$185,136			$187,353			$175,216
Interest rate spread			3.06%			3.01%			3.05%
Net interest margin			3.83%			3.83%			3.88%
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended
Stock Information:	March 31, 2026	December 31, 2025	March 31, 2025
Market price of common stock:
High	$71.32	$58.86	$59.43
Low	54.31	49.92	49.65
Close	65.46	55.24	51.87
Book value per share of common stock	52.24	51.27	46.31
Tangible common book value (TBV) per share of common stock (o)	33.71	33.11	29.25
Number of shares of common stock outstanding (000s)	52,149	53,410	57,693
Other Financial Data:
One-year repricing gap to total assets (k)	11.50%	8.37%	2.30%
Weighted average duration of the MBS portfolio	5.8 years	5.8 years	6.1 years
Unrealized losses on securities available for sale, net of taxes	$(385,270)	$(376,545)	$(467,752)
Number of Associates (FTEs) (m)	2,348	2,335	2,336
Number of offices (branches, LPO’s, operations centers, etc.)	114	113	115
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of Wilmington Financial Corporation and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale and reverse mortgage loans.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Includes loans held for sale.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Reflects allowance for credit losses on loans and leases over the amortized cost of the total portfolio.
(q)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(r)Includes commercial mortgage and commercial construction loans.
(s)Includes nonaccruing troubled loans.
(t)Represents loans modified in the form of principal forgiveness, interest rate reduction, an other-than-insignificant payment delay, or a term extension to borrowers experiencing financial difficulty.

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net interest income (GAAP)	$185,136	$187,353	$175,216
Core net interest income (non-GAAP)	185,136	187,353	175,216
Noninterest income (GAAP)	90,115	84,521	80,897
Plus: Unrealized loss on equity investments, net	—	(4,057)	—
Plus: Visa derivative valuation adjustment	—	(1,500)	—
Core fee revenue (non-GAAP)	$90,115	$90,078	$80,897
Core net revenue (non-GAAP)	$275,251	$277,431	$256,113
Core net revenue (non-GAAP)(tax-equivalent)	$275,780	$277,957	$256,568
Noninterest expense (GAAP)	$162,765	$161,973	$151,795
Less: Loss on debt extinguishment	—	1,151	—
Less: Corporate development expense	57	55	59
Less/(plus): Restructuring expense	2,796	(126)	260
Core noninterest expense (non-GAAP)	$159,912	$160,893	$151,476
Core efficiency ratio (non-GAAP)	58.0%	57.9%	59.0%
Core fee revenue ratio (non-GAAP) (b)	32.7%	32.4%	31.5%

	End of period
	March 31, 2026	December 31, 2025	March 31, 2025
Total assets (GAAP)	$22,106,915	$21,314,076	$20,548,950
Less: Goodwill and other intangible assets	966,388	969,903	983,882
Total tangible assets (non-GAAP)	$21,140,527	$20,344,173	$19,565,068
Total stockholders’ equity of WSFS (GAAP)	$2,724,493	$2,738,545	$2,671,614
Less: Goodwill and other intangible assets	966,388	969,903	983,882
Total tangible common equity (non-GAAP)	$1,758,105	$1,768,642	$1,687,732

Tangible common book value (TBV) per share:
Book value per share (GAAP)	$52.24	$51.27	$46.31
Tangible common book value per share (non-GAAP)	33.71	33.11	29.25
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	12.32%	12.85%	13.00%
Tangible common equity to tangible assets ratio (non-GAAP)	8.32	8.69	8.63

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
GAAP net income attributable to WSFS	$86,827	$72,678	$65,896
Plus/(less): Pre-tax adjustments: Unrealized loss on equity investments, net, Visa derivative valuation adjustment, loss on debt extinguishment, corporate development and restructuring expense	2,853	6,637	319
(Less)/plus: Tax impact of pre-tax adjustments	(639)	(1,637)	(78)
Adjusted net income (non-GAAP) attributable to WSFS	$89,041	$77,678	$66,137

GAAP return on average assets (ROA)	1.61%	1.33%	1.29%
Plus/(less): Pre-tax adjustments: Unrealized loss on equity investments, net, Visa derivative valuation adjustment, loss on debt extinguishment, corporate development and restructuring expense	0.05	0.12	0.01
(Less)/plus: Tax impact of pre-tax adjustments	(0.01)	(0.03)	(0.01)
Core ROA (non-GAAP)	1.65%	1.42%	1.29%
Less: Impact of loan recovery (after-tax)	0.22	—	—
Core ROA excluding loan recovery (non-GAAP)	1.43%	1.42%	1.29%

Earnings per share (diluted) (GAAP)	$1.64	$1.34	$1.12
Plus/(less): Pre-tax adjustments: Unrealized loss on equity investments, net, Visa derivative valuation adjustment, loss on debt extinguishment, corporate development and restructuring expense	0.05	0.12	0.01
(Less)/plus: Tax impact of pre-tax adjustments	(0.01)	(0.03)	—
Core earnings per share (non-GAAP)	$1.68	$1.43	$1.13
Less: Impact of loan recovery (after-tax)	0.23	—	—
Core EPS excluding loan recovery (non-GAAP)	$1.45	$1.43	$1.13

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$86,827	$72,678	$65,896
Plus: Tax effected amortization of intangible assets	2,778	2,782	2,945
Net tangible income (non-GAAP)	$89,605	$75,460	$68,841
Average stockholders’ equity of WSFS	$2,769,574	$2,742,480	$2,637,354
Less: Average goodwill and intangible assets	968,555	972,332	986,738
Net average tangible common equity	$1,801,019	$1,770,148	$1,650,616
Return on average tangible common equity (non-GAAP)	20.18%	16.91%	16.91%

Calculation of PPNR:
Net income (GAAP)	$86,845	$72,694	$65,867
Plus: Income tax provision	27,639	24,538	21,101
(Less)/plus: (Recovery of) provision for credit losses	(1,998)	12,669	17,350
PPNR (non-GAAP)	$112,486	$109,901	$104,318